  APOLLO MEDICAL HOLDINGS ANNOUNCES ACQUISITION OF ACCOUNTABLE HEALTH CARE IPA

Alhambra, CA – (PR Newswire) – September 5, 2019 – Apollo Medical Holdings, Inc. (“ApolloMed” or the “Company”) (NASDAQ: AMEH), an integrated population health management company, today announced that its affiliates, Allied Physicians of California, a Professional Medical Corporation d.b.a. Allied Pacific of California (“APC”) and APC-LSMA Designated Shareholder Medical Corporation (“APC-LSMA”) have acquired all of the outstanding shares of capital stock of Accountable Health Care IPA, a Professional Medical Corporation (“Accountable Health Care”). In connection with the settlement of a dispute with Dr. Jayatilaka and Accountable Health Care, APC-LSMA acquired all shares of Accountable Health Care's capital stock held by Dr. Jayatilaka (comprising 75% of the outstanding shares of Accountable Health Care capital stock) in exchange for $7.25 million. APC owns the remaining 25% of the outstanding shares of Accountable Health Care capital stock. The addition of Accountable Health Care will expand the Company’s capitated membership base and deepen its geographic footprint in Southern California. This acquisition, along with the recent acquisition of Alpha Care Medical Group, Inc. ("Alpha Care Medical Group") by APC-LSMA, will provide the Company with additional synergistic opportunities as we continue to aggregate provider and specialist networks to manage patient care more effectively.

Accountable Health Care, an independent practice association ("IPA"), has served the local community in the greater Los Angeles County area through a network of physicians and health care providers for more than 20 years. Accountable Health Care's provider network currently includes over 400 primary and 700 specialty care physicians that provide quality health care services to more than 91,000 members of six federally qualified health plans and multiple product lines, including Medi-Cal, Medicare, California Healthy Families and various commercial plans.

“Our acquisition of Accountable Health Care continues to bolster the number of lives we manage and expands our reach. Along with our recent acquisition of Alpha Care Medical Group, our acquisition of Accountable Health Care helps us to continue to realize synergies through our aggregation of multiple IPAs,” said Kenneth Sim, M.D., Executive Chairman of ApolloMed. “This acquisition demonstrates our commitment to the continued growth of our company,” stated Dr. Kenneth Sim.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net (loss) income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated IPAs and management services organizations (“MSOs”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  ApolloMed focuses on addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes Network Medical Management, Inc. (an MSO), Apollo Medical Management, Inc. (an MSO), ApolloMed Hospitalists, APA ACO, Inc. (the Company’s NGACO), APC (an IPA) and Apollo Care Connect, Inc. (the Company’s Digital Population Health Management Platform).  For more information, please visit www.apollomed.net.

About Allied Physicians of California

APC is an IPA that the Company has determined should be consolidated as a VIE with the Company’s financial statements under United States generally accepted accounting principles (U.S. GAAP). APC-LSMA has as its sole shareholder, Thomas Lam, M.D., Chief Executive Officer of the Company and Chief Executive Officer and Chief Financial Officer of APC, and is controlled by APC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s acquisition strategy, integration of its acquired companies, continued growth and business outlook, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus and strategic growth plans. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the SEC, including, without limitation, the risk factors discussed in the Company's Annual Report on Form 10-K filed with the SEC on March 18, 2019.

FOR MORE INFORMATION, PLEASE CONTACT:

Asher Dewhurst
(443) 213-0500
asher.dewhurst@westwicke.com